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                                                                 EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Consolidated Water Co. Ltd. (the "Company") on Form 10-Q/A for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffrey
M. Parker, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  June 26, 2003                By: /s/ Jeffrey M. Parker
                                        ---------------------------------------
                                            Name:  Jeffrey M. Parker
                                            Title:  Chief Executive Officer


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Consolidated Water Co. Ltd. and will be retained by Consolidated Water Co. Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.